PRIVATE AND CONFIDENTIAL

The Directors
MiX Telematics Limited
Waterfall Office Park
Unit 8 Howick Close
Midrand
1685

Attention: Daniel Reichenberg

Date	Direct telephone number	In reply please quote our reference
18 November 2022	(011) 721-5872	M Napo/ R Moodley/M Mashabela

RELEASE OF SECURITY

1.The Standard Bank of South Africa Limited (Registration Number: 1962/000738/06) (the Bank) confirms that it is agreeable to amending to the following transactions: (a) the facility letter dated 21 February 2018 (as amended, varied or novated from time to time) (the Facility Letter) entered into between itself and MiX Telematics Limited (Registration Number: 1995/013858/06) (the Customer) in terms of which Facility Letter the Bank provides certain banking facilities to the Customer; and (b) the suretyship and cession of claims securing the Customer’s indebtedness (among other parties) to the Bank and signed by the Customer, MiX Telematics Africa (Registration Number: 2004/019797/07) and MiX Telematics International Proprietary Limited (Registration Number: 1963/006970/07) (MiX Telematics International) on or about 7 March 2013 (the Suretyship and Cession of Claims).

2.The nature of the amendments are as follows:

2.1 In terms of the Facility Letter, the Bank will provide to the Customer a Customer Foreign Currency Account Overdraft Facility with a maximum aggregate limit of R70 000 000 (seventy million Rand);

2.2 the Suretyship and Cession of Claims will be terminated and has been replaced with a new suretyship (in form and substance acceptable to the Bank) to be signed by the Customer and MiX Telematics in favour of the Bank;

2.3 in order to attain the pari passu principle vis-à-vis the Bank and any other present or future financial services providers of the Customer, any other security which the Customer has furnished to the Bank, including (a) a cession of book debts, for an unlimited amount, by MiX Telematics International; and (b) a cession of book debts, for an unlimited amount, by the Customer shall be released upon the signature of the new suretyship; and

2.4 the Customer will ensure that its obligations and liabilities towards the Bank at all times rank at least pari passu with all its other present and future obligations of the same type with any other financial institution.

3. Kindly confirm your acceptance of the terms and conditions of this letter by signing and returning a copy to the Bank.

Yours faithfully

____________________________
Raven Moodley
SA Head: Telecoms, Media & Technology